ADDENDUM TO CONSULTING AGREEMENT

         THIS ADDENDUM TO CONSULTING AGREEMENT (the "Addendum") is entered into as of December 31, 1999 by and between YouTicket.com inc. ("UTIX"), a Nevada corporation and Reservision, Inc., a Michigan corporation ("Consultant").

                                    RECITALS

         WHEREAS, on or about November 22, 1999, UTIX and Consultant entered into a Consulting Agreement with UTIX (the "Consulting Agreement"), pursuant to which Consultant agreed to provide certain services to UTIX in return for a mutually agreed-upon consideration; and

         WHEREAS, after further negotiations, the parties wish to amend and augment the terms contained in the Consulting Agreement by entering into this Addendum.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, obligations and benefits contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                         MODIFICATION OF EXISTING TERMS

         By this Addendum, the parties agree to amend and modify only those terms and conditions of the Consulting Agreement specifically enumerated. To the extent that a specific term, provision or condition is not modified or set forth in this Addendum, the original terms of Consulting Agreement are intended to remain in full force and effect. To the extent possible, the numbering of the following provisions shall correspond with the numbering sequence of the original Consulting Agreement terms, which they replace or to which they are added. Any defined terms shall have the meanings set forth in the Consulting Agreement.

                              TERMS AND CONDITIONS

4. CONSIDERATION. UTIX shall pay to the Consultant in accordance with the Schedule set forth below as consideration for the services herein:

     (a) Forty Two Thousand Dollars ($42,000.00) per annum (beginning on November 22, 1999), and
     (b) A warrant to purchase 300,000 shares of common stock (the "Warrant"). The Warrant shall have an exercise price of $0.25 per share and shall automatically expire on November 21, 2003. The common stock underlying the Warrant will be registered with the Securities and Exchange Commission ("SEC") by filing a Form S-8 at the Consultant's request, such request not to be earlier than ninety (90) days after UTIX's Form 10-SB is declared effective by the SEC. The number of Warrants shall be adjusted proportionately for any comprehensive changes in the company's capital structure including stock splits, stock dividends, etc.

Addendum to Consulting Agreement
December 31, 1999

6. TERM. The term of the Consulting Agreement commenced November 22, 1999 and will continue through November 21, 2000 (the "Term").

23. TERMINATION. The Consulting Agreement will automatically terminate on November 21, 2000 (the "Termination Date"). Each party shall have the right to terminate this Consulting Agreement before the Termination Date, provided the terminating party provides the other with ten (10) days prior written notice of such intention. In the event the Consulting Agreement is terminated prior to the Termination Date: (i) the annual consideration paid under Paragraph 4(a) will be terminated as of the effective date of the early termination; and (ii) the Warrants granted to Consultant pursuant to Section 4(b) will be cancelled in direct proportion to the number of weeks Consultant performed services for UTIX. All cancelled warrants shall be forfeited to UTIX. For illustration purposes only, in the event UTIX exercises its' right to terminate the Consulting Agreement eight months into the Term, or on July 22, 2000, then Consultant will have earned 200,000 warrants (8 months x 25,000 per month = 200,000), with the remaining 100,000 warrants being cancelled.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum on the date first above written.

                           YOUTICKET.COM INC.
                           A Nevada corporation

                           By:  ____________________
                           Name:  LeAnna Sidhu, President and Director


                           RESERVISION,  INC.
                           A Michigan corporation

                           By: _____________________
                           Name: __________________